EXHIBIT 14.2

Report of Independent Registered Public Accounting Firm

The Board of Directors and Members
AstraZeneca PLC:

We have audited the accompanying consolidated balance sheets of AstraZeneca PLC and subsidiaries (“AstraZeneca”) as of December 31, 2004 and 2003, and the related consolidated profit and loss accounts, group statements of total recognised gains and losses, and statements of group cash flow for each of the years in the three-year period ended December 31, 2004 presented on pages 72 to 135. These consolidated financial statements are the responsibility of AstraZeneca’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AstraZeneca as of December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2004, in conformity with generally accepted accounting principles in the United Kingdom.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in the “Additional Information for US Investors” section of the consolidated financial statements.

KPMG Audit Plc

/s/ KPMG Audit Plc

KPMG Audit Plc
Chartered Accountants
8 Salisbury Square
London
EC4Y 8BB
27 January 2005